As filed with the Securities and Exchange Commission on May 3, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Kenvue Inc.
(Exact name of registrant as specified in its charter)

Delaware	2844	88-1032011
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
199 Grandview Road
Skillman, NJ 08558
(908) 874-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thibaut Mongon
Kenvue Inc.
199 Grandview Road
Skillman, NJ 08558
(908) 874-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Mariani Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	John B. Meade Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-269115)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Kenvue Inc. (the “Registrant”) by 24,849,844 shares, 3,241,284 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock.
This registration statement relates to the Registrant’s prior Registration Statement on Form S-1 (File No. 333-269115), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 4, 2023, as amended (the “Prior Registration Statement”), which was declared effective by the Commission on May 3, 2023. The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are incorporated herein by reference.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.
EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Cravath, Swaine & Moore LLP (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 of the Registrant (File No. 333-269115) and incorporated herein by reference) *

107	Filing Fee Table
_________________
*Previously filed

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Skillman, State of New Jersey, on May 3, 2023.

Kenvue Inc.

By:	/s/ Thibaut Mongon
Name:	Thibaut Mongon
Title:	Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Thibaut Mongon	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2023
Thibaut Mongon

By:	/s/ Paul Ruh	Chief Financial Officer (Principal Financial Officer)	May 3, 2023
Paul Ruh

By:	/s/ Heather Howlett	Chief Accounting Officer (Principal Accounting Officer)	May 3, 2023
Heather Howlett